FOR IMMEDIATE RELEASE	July 24, 2025

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
SECOND QUARTER OF 2025
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) ("we," "our," or the "Company") today reported results for the second quarter of 2025.
Second Quarter 2025 Summary1
•Pre-tax, pre-provision net revenue increased 15% to $24.5 million2.
◦Net interest margin (tax equivalent) was 3.57%2; core net interest margin expanded 13 basis points ("bps") to 3.49%.2
◦Noninterest income was $10.2 million.
◦Noninterest expense was $35.8 million.
◦Efficiency ratio improved to 56.20%2 from 59.38%2.
•Net income of $10.0 million, or $0.48 per diluted common share, reflected credit loss expense of $11.9 million stemming primarily from a single commercial real estate ("CRE") office credit.
•Criticized loans ratio improved 32 bps to 5.15%.
•Allowance for credit losses ratio increased to 1.50%, due primarily to the single CRE office credit.
•Annualized loan growth of 7.4%.
•Tangible book value per share of $23.92,2 an increase of 2.4%.
•Common equity tier 1 ("CET1") capital ratio improved 5 bps to 11.02%.
•Provided notice of redemption for all $65.0 million aggregate principal of the Company's 5.75% fixed-to-floating rate subordinated notes due 2030 set to reprice on July 30th.

CEO Commentary
Charles (Chip) Reeves, Chief Executive Officer of the Company, commented, "Due to the expertise of our MidWestOne team, we continued to execute well on our 2025 strategic initiatives. Strong loan growth and back book loan re-pricing led to tax equivalent net interest margin expansion of 13 basis points, to 3.57%2, and to 5% linked quarter net interest income growth. Investments in our relationship fee income businesses continue to bear fruit with wealth management, Small Business Administration ("SBA"), and residential mortgage revenues up quarter over quarter.
We maintained our expense discipline even as we added significant customer facing talent in Denver and the Twin Cities, as well as invested in our platforms to drive internal efficiencies and improve the customer experience.

Earnings and certain asset quality measures were unfavorably impacted by a single $24 million suburban Twin Cities CRE office credit. The loan was originated in June 2022 and previously classified, but moved to nonaccrual in the second quarter. A receiver is in place, resolution efforts have begun, and a specific reserve was established, which led to an increase in our allowance for credit losses ratio to 1.50%.

Our balance sheet, capital, and underlying earnings strength position us well for the second half of 2025 as we continue to make significant progress in building a high-performing, relationship-driven community bank.”
1 Second Quarter Summary compares to the first quarter of 2025 (the "linked quarter") unless noted.
2 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

	As of or for the quarter ended			Six Months Ended
(Dollars in thousands, except per share amounts and as noted)	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Financial Results
Revenue	$60,231	$57,575	$57,901	$117,806	$102,382
Credit loss expense	11,889	1,687	1,267	13,576	5,956
Noninterest expense	35,767	36,293	35,761	72,060	71,326
Net income	9,980	15,138	15,819	25,118	19,088
Pre-tax pre-provision net revenue(3)	24,464	21,282	22,140	45,746	31,056
Adjusted earnings(3)	10,176	15,301	8,132	25,479	12,621
Per Common Share
Diluted earnings per share	$0.48	$0.73	$1.00	$1.20	$1.21
Adjusted earnings per share(3)	0.49	0.73	0.52	1.22	0.80
Book value	28.36	27.85	34.44	28.36	34.44
Tangible book value(3)	23.92	23.36	28.27	23.92	28.27
Balance Sheet & Credit Quality
Loans In millions	$4,381.2	$4,304.2	$4,287.2	$4,381.2	$4,287.2
Investment securities In millions	1,235.0	1,305.5	1,824.1	1,235.0	1,824.1
Deposits In millions	5,388.1	5,489.1	5,412.4	5,388.1	5,412.4
Net loan charge-offs In millions	0.2	3.1	0.5	3.3	0.7
Allowance for credit losses ratio	1.50%	1.25%	1.26%	1.50%	1.26%
Selected Ratios
Return on average assets	0.65%	1.00%	0.95%	0.82%	0.58%
Net interest margin, tax equivalent(3)	3.57%	3.44%	2.41%	3.51%	2.37%
Return on average equity	6.81%	10.74%	11.91%	8.74%	7.23%
Return on average tangible equity(3)	8.84%	13.75%	15.74%	11.24%	9.98%
Efficiency ratio(3)	56.20%	59.38%	56.29%	57.75%	62.83%
REVENUE REVIEW

Revenue				Change	Change
				2Q25 vs	2Q25 vs
(Dollars in thousands)	2Q25	1Q25	2Q24	1Q25	2Q24
Net interest income	$49,982	$47,439	$36,347	5%	38%
Noninterest income	10,249	10,136	21,554	1%	(52)%
Total revenue, net of interest expense	$60,231	$57,575	$57,901	5%	4%
Total revenue for the second quarter of 2025 increased $2.7 million from the first quarter of 2025 due to higher net interest income and noninterest income during the quarter. When compared to the second quarter of 2024, total revenue increased $2.3 million due to higher net interest income partially offset by lower noninterest income.
Net interest income of $50.0 million for the second quarter of 2025 increased $2.5 million from the first quarter of 2025 due to higher earning asset volumes and yields and lower funding costs, partially offset by higher funding volumes. When compared to the second quarter of 2024, net interest income increased $13.6 million due to higher earning asset yields and lower funding volumes and costs, partially offset by lower earning asset volumes.
The Company's tax equivalent net interest margin was 3.57%3 in the second quarter of 2025, compared to 3.44%3 in the first quarter of 2025, driven by higher earning asset yields and lower interest bearing liability costs. Total earning asset yield increased 12 bps from the first quarter of 2025, primarily due to an increase of 10 bps in loan yield. Interest bearing liability costs during the second quarter of 2025 decreased 2 bps to 2.39%, primarily due to reductions in long-term debt costs and interest bearing deposits of 13 bps and 2 bps, to 6.28% and 2.29%, respectively, from the first quarter of 2025.
The Company's tax equivalent net interest margin was 3.57%3 in the second quarter of 2025, compared to 2.41%3 in the second quarter of 2024, driven by higher earning asset yields and lower interest bearing liability costs. Total earning assets yield increased 75 bps from the second quarter of 2024, primarily due to increases of 189 bps and 12 bps in total investment securities and loan yields, respectively. Interest bearing liability costs decreased 46 bps to 2.39%, due to long-term debt costs of 6.28% and interest bearing deposit costs of 2.29%, which decreased 67 bps, and 25 bps, respectively, from the second quarter of 2024.
3 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

Noninterest Income				Change	Change
				2Q25 vs	2Q25 vs
(Dollars in thousands)	2Q25	1Q25	2Q24	1Q25	2Q24
Investment services and trust activities	$3,705	$3,544	$3,504	5%	6%
Service charges and fees	2,190	2,131	2,156	3%	2%
Card revenue	1,934	1,744	1,907	11%	1%
Loan revenue	1,417	1,194	1,525	19%	(7)%
Bank-owned life insurance	677	1,057	668	(36)%	1%
Investment securities gains, net	—	33	33	(100)%	(100)%
Other	326	433	11,761	(25)%	(97)%
Total noninterest income	$10,249	$10,136	$21,554	1%	(52)%

MSR adjustment (included above in Loan revenue)	$(264)	$(213)	$129	24%	(305)%
Noninterest income for the second quarter of 2025 increased $0.1 million from the linked quarter, primarily due to increases of $0.2 million each in loan revenue, card revenue, and investment services and trust activities revenue. The increase in loan revenue was due primarily to a $0.2 million increase in mortgage origination fee revenue, coupled with an increase of $0.2 million in SBA gain on sale revenue. The increase in card revenue was driven primarily by higher interchange fee income. The increase in investment services and trust activities revenue was driven by higher assets under administration. Partially offsetting these increases was a decline of $0.4 million in bank-owned life insurance revenue stemming from the death benefit recognized in the first quarter of 2025.
Noninterest income for the second quarter of 2025 decreased $11.3 million from the second quarter of 2024 primarily due to the decline in other revenue stemming from the $11.1 million gain realized in connection with the sale of our Florida banking operations in the second quarter of 2024. Also contributing to the decline in noninterest income was a $0.4 million unfavorable change in the fair value of our mortgage servicing rights, which is included in loan revenue, and a decline of $0.4 million in swap origination fee income, which is recorded in other revenue. Partially offsetting these declines was an increase of $0.2 million in investment services and trust activities revenue, driven by higher assets under administration.
EXPENSE REVIEW

Noninterest Expense				Change	Change
				2Q25 vs	2Q25 vs
(Dollars in thousands)	2Q25	1Q25	2Q24	1Q25	2Q24
Compensation and employee benefits	$21,011	$21,212	$20,985	(1)%	—%
Occupancy expense of premises, net	2,540	2,588	2,435	(2)%	4%
Equipment	2,550	2,426	2,530	5%	1%
Legal and professional	2,153	2,226	2,253	(3)%	(4)%
Data processing	1,486	1,698	1,645	(12)%	(10)%
Marketing	762	552	636	38%	20%
Amortization of intangibles	1,252	1,408	1,593	(11)%	(21)%
FDIC insurance	851	917	1,051	(7)%	(19)%
Communications	161	159	191	1%	(16)%
Foreclosed assets, net	83	74	138	12%	(40)%
Other	2,918	3,033	2,304	(4)%	27%
Total noninterest expense	$35,767	$36,293	$35,761	(1)%	—%

Merger-related Expenses

(Dollars in thousands)	2Q25	1Q25	2Q24
Compensation and employee benefits	$—	$—	$73
Equipment	—	—	28
Legal and professional	—	40	462
Data processing	—	—	251
Communications	—	—	8
Other	—	—	32
Total merger-related expenses	$—	$40	$854

Noninterest expense for the second quarter of 2025 decreased $0.5 million from the linked quarter, primarily due to decreases of $0.2 million each in data processing, compensation and employee benefits, and amortization of intangibles. The decrease in data processing was primarily driven by a decrease in core banking system costs. The decrease in compensation and employee benefits reflected the receipt of $1.1 million from Employee Retention Credit claims, which was partially offset by higher wage, equity compensation and employee benefits expense.
Noninterest expense for the second quarter of 2025 compared to the prior year was stable at $35.8 million. The $0.6 million increase in other noninterest expense stemmed primarily from customer deposits costs. Further, excluding merger-related expenses, legal and professional costs increased $0.4 million due primarily to higher litigation-related legal expenses. Those increases were partially offset by lower intangible amortization and FDIC insurance costs, which decreased $0.3 million and $0.2 million, respectively.
The Company's effective tax rate was 20.6% in the second quarter of 2025, compared to 22.7% in the linked quarter. The effective income tax rate for the full year 2025 is expected to be 22-23%.
BALANCE SHEET REVIEW
Total assets were $6.16 billion at June 30, 2025, compared to $6.25 billion at March 31, 2025 and $6.58 billion at June 30, 2024. The decrease from March 31, 2025 was primarily due to lower cash and security volumes, partially offset by higher loan volumes. Compared to June 30, 2024, the decrease was primarily driven by lower security volumes, partially offset by higher loan volumes.

Loans Held for Investment	June 30, 2025		March 31, 2025		June 30, 2024
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(Dollars in thousands)
Commercial and industrial	$1,226,265	28.0%	$1,140,138	26.5%	$1,120,983	26.1%
Agricultural	128,717	2.9	131,409	3.1	107,983	2.5
Commercial real estate
Construction and development	280,918	6.4	293,280	6.8	351,646	8.2
Farmland	186,494	4.3	180,633	4.2	183,641	4.3
Multifamily	438,193	10.0	421,204	9.8	430,054	10.0
Other	1,407,469	32.1	1,425,062	33.0	1,348,515	31.5
Total commercial real estate	2,313,074	52.8	2,320,179	53.8	2,313,856	54.0
Residential real estate
One-to-four family first liens	467,970	10.7	471,688	11.0	492,541	11.5
One-to-four family junior liens	188,671	4.3	182,346	4.2	176,105	4.1
Total residential real estate	656,641	15.0	654,034	15.2	668,646	15.6
Consumer	56,491	1.3	58,424	1.4	75,764	1.8
Loans held for investment, net of unearned income	$4,381,188	100.0%	$4,304,184	100.0%	$4,287,232	100.0%

Total commitments to extend credit	$1,074,935		$1,080,300		$1,200,605
Loans held for investment, net of unearned income at June 30, 2025 were $4.38 billion, increasing $77.0 million, or 1.8%, from $4.30 billion at March 31, 2025 and increasing $94.0 million, or 2.2%, from $4.29 billion at June 30, 2024. The increases across both periods were primarily driven by organic loan growth and higher line of credit usage.

Investment Securities	June 30, 2025		March 31, 2025		June 30, 2024
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Available for sale	$1,235,045	100.0%	$1,305,530	100.0%	$771,034	42.3%
Held to maturity	—	—%	—	—%	1,053,080	57.7%
Total investment securities	$1,235,045		$1,305,530		$1,824,114
Investment securities at June 30, 2025 were $1.24 billion, decreasing $70.5 million from March 31, 2025 and decreasing $589.1 million from June 30, 2024. The decrease from the first quarter of 2025 was primarily due to principal cash flows received from scheduled payments, calls, and maturities. The decrease from the second quarter of 2024 stemmed primarily from the sale of debt securities in connection with a balance sheet repositioning, as well as principal cash flows received from scheduled payments, calls, and maturities.

Deposits	June 30, 2025		March 31, 2025		June 30, 2024
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$910,693	16.9%	$903,714	16.5%	$882,472	16.3%
Interest checking deposits	1,206,096	22.5	1,283,328	23.3	1,284,243	23.7
Money market deposits	971,048	18.0	1,002,066	18.3	1,043,376	19.3
Savings deposits	851,636	15.8	877,348	16.0	745,639	13.8
Time deposits of $250 and under	837,302	15.5	818,012	14.9	803,301	14.8
Total core deposits	4,776,775	88.7	4,884,468	89.0	4,759,031	87.9
Brokered time deposits	200,000	3.7	200,000	3.6	196,000	3.6
Time deposits over $250	411,323	7.6	404,674	7.4	457,388	8.5
Total deposits	$5,388,098	100.0%	$5,489,142	100.0%	$5,412,419	100.0%
Total deposits at June 30, 2025 were $5.39 billion, decreasing $101.0 million, or 1.8%, from $5.49 billion at March 31, 2025, and decreasing $24.3 million, or 0.4%, from $5.41 billion at June 30, 2024. Noninterest bearing deposits at June 30, 2025 were $910.7 million, an increase of $7.0 million from March 31, 2025 and an increase of $28.2 million from June 30, 2024.

Borrowed Funds	June 30, 2025		March 31, 2025		June 30, 2024
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Short-term borrowings	$—	—%	$1,482	1.3%	$414,684	78.3%
Long-term debt	112,320	100.0%	111,398	98.7%	114,839	21.7%
Total borrowed funds	$112,320		$112,880		$529,523

Borrowed funds were $112.3 million at June 30, 2025, a decrease of $0.6 million from March 31, 2025 and a decrease of $417.2 million from June 30, 2024. The decrease compared to the linked quarter was due primarily to lower securities sold under agreements to repurchase. The decrease compared to June 30, 2024 was primarily due to the pay-off of $405.0 million of BTFP borrowings and scheduled payments on long-term debt.

In June 2025, the Company provided notice to the trustee of its intent to redeem all $65.0 million aggregate principal of its 5.75% fixed-to-floating rate subordinated notes due 2030. To complete the redemption, the Company expects to utilize a combination of cash on hand and proceeds from a $50.0 million senior term note. The senior term note is expected to be structured as a 5-year maturity, 7-year amortization facility, and bear interest at a floating rate of 1-month term SOFR plus 1.75%. The financing pursuant to the senior note is expected to close on July 29, 2025, and the redemption is expected to occur on July 30, 2025.

Capital	June 30,	March 31,	June 30,
(Dollars in thousands)	2025 (1)	2025	2024
Total shareholders' equity	$589,040	$579,625	$543,286
Accumulated other comprehensive loss	(57,557)	(63,098)	(58,135)
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage to average assets ratio	9.62%	9.50%	8.29%
Common equity tier 1 capital to risk-weighted assets ratio	11.02%	10.97%	9.56%
Tier 1 capital to risk-weighted assets ratio	11.88%	11.84%	10.35%
Total capital to risk-weighted assets ratio	14.44%	14.34%	12.62%
MidWestOne Bank
Tier 1 leverage to average assets ratio	10.43%	10.42%	9.24%
Common equity tier 1 capital to risk-weighted assets ratio	12.95%	13.02%	11.55%
Tier 1 capital to risk-weighted assets ratio	12.95%	13.02%	11.55%
Total capital to risk-weighted assets ratio	14.20%	14.21%	12.61%
(1) Regulatory capital ratios for June 30, 2025 are preliminary
Total shareholders' equity at June 30, 2025 increased $9.4 million from March 31, 2025, driven primarily by a decrease in accumulated other comprehensive loss and an increase in retained earnings, partially offset by an increase in treasury stock. Total shareholders' equity at June 30, 2025 increased $45.8 million from June 30, 2024, primarily due to increases in common stock and additional paid-in-capital stemming from the common equity capital raise in the third quarter of 2024, and partially offset by a decrease in retained earnings.

On July 22, 2025, the Board of Directors of the Company declared a cash dividend of $0.2425 per common share. The dividend is payable September 16, 2025, to shareholders of record at the close of business on September 2, 2025.
The current share repurchase program allows for the repurchase of up to $15.0 million of the Company's common shares. Under such program, the Company repurchased 63,402 shares of its common stock at an average price of $27.65 per share and a total cost of $1.8 million during the period March 31, 2025 through June 30, 2025. No shares were repurchased during the subsequent period through July 24, 2025. As of June 30, 2025, $13.2 million remained available under this program.
CREDIT QUALITY REVIEW

Credit Quality	As of or For the Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands)	2025	2025	2024
Credit loss expense related to loans	$12,089	$1,787	$467
Net charge-offs	189	3,087	524
Allowance for credit losses	65,800	53,900	53,900
Pass	$4,155,385	$4,068,707	$3,991,692
Special Mention	98,998	121,494	146,253
Classified	126,805	113,983	149,287
Criticized	225,803	235,477	295,540
Loans greater than 30 days past due and accruing	$12,161	$6,119	$9,358
Nonperforming loans	$37,192	$17,470	$25,128
Nonperforming assets	40,606	20,889	31,181
Net charge-off ratio(1)	0.02%	0.29%	0.05%
Classified loans ratio(2)	2.89%	2.65%	3.48%
Criticized loans ratio(3)	5.15%	5.47%	6.89%
Nonperforming loans ratio(4)	0.85%	0.41%	0.59%
Nonperforming assets ratio(5)	0.66%	0.33%	0.47%
Allowance for credit losses ratio(6)	1.50%	1.25%	1.26%
Allowance for credit losses to nonaccrual loans ratio(7)	179.19%	309.47%	218.26%
(1) Net charge-off ratio is calculated as annualized net charge-offs divided by the sum of average loans held for investment, net of unearned income and average loans held for sale, during the period.
(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income, at the end of the period.
(3) Criticized loans ratio is calculated as criticized loans divided by loans held for investment, net of unearned income, at the end of the period.
(4) Nonperforming loans ratio is calculated as nonperforming loans divided by loans held for investment, net of unearned income, at the end of the period.
(5) Nonperforming assets ratio is calculated as nonperforming assets divided by total assets at the end of the period.
(6) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income, at the end of the period.
(7) Allowance for credit losses to nonaccrual loans ratio is calculated as allowance for credit losses divided by nonaccrual loans at the end of the period.
Compared to the linked quarter, both nonperforming loans and nonperforming assets increased $19.7 million, primarily due to a single $24.0 million CRE office credit, partially offset by the sale of a $3.9 million CRE office credit. Special mention loan balances decreased $22.5 million, or 19%, while classified loan balances increased $12.8 million, or 11%. Compared to the prior year period, nonperforming loans and nonperforming assets increased $12.1 million and $9.4 million, respectively. Special mention loan balances decreased $47.3 million, or 32%, while classified loan balances decreased $22.5 million, or 15%. The net charge-off ratio declined 27 bps from the linked quarter and 3 bps from the same period in the prior year.
As of June 30, 2025, the allowance for credit losses was $65.8 million and the allowance for credit losses ratio was 1.50%, compared with $53.9 million and 1.25%, respectively, at March 31, 2025. Credit loss expense of $11.9 million in the second quarter of 2025 primarily reflected the specific reserve established in connection with the single CRE office credit previously discussed.

Nonperforming Loans Roll Forward	Nonaccrual	90+ Days Past Due & Still Accruing	Total
(Dollars in thousands)
Balance at March 31, 2025	$17,417	$53	$17,470
Loans placed on nonaccrual or 90+ days past due & still accruing	25,279	569	25,848
Proceeds related to repayment or sale	(4,973)	—	(4,973)
Loans returned to accrual status or no longer past due	(632)	—	(632)
Charge-offs	(187)	(151)	(338)
Transfers to foreclosed assets	(183)	—	(183)
Balance at June 30, 2025	$36,721	$471	$37,192
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, July 25, 2025. To participate, you may pre-register for this call utilizing the following link: https://www.netroadshow.com/events/login?show=a6070726&confId=80381. After pre-registering for this event you will receive your access details via email. On the day of the call, you are also able to dial 1-833-470-1428 using an access code of 293794 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until October 23, 2025 by calling 1-866-813-9403 and using the replay access code of 763204. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.
Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) the effects of changes in interest rates, including on our net income and the value of our securities portfolio; (2) fluctuations in the value of our investment securities; (3) effects on the U.S. economy resulting from the implementation of proposed policies and executive orders, including the imposition of tariffs, changes in immigration policy, changes to regulatory or other governmental agencies, DEI and ESG initiative trends, changes in consumer protection policies, changes in foreign policy and tax regulations; (4) volatility of rate-sensitive deposits; (5) asset/liability matching risks and liquidity risks; (6) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (7) the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; (8) credit quality deterioration, pronounced and sustained reduction in real estate market values, or other uncertainties, including the impact of inflationary pressures and future monetary policies of the Federal Reserve in response thereto on economic conditions and our business, resulting in an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (9) the sufficiency of the allowance for credit losses to absorb the amount of expected losses inherent in our existing loan portfolio; (10) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (11) credit risks and risks from concentrations (by type of borrower, collateral, geographic area and by industry) within our loan portfolio; (12) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (13) governmental monetary and fiscal policies; (14) new or revised general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business, including the risk of a recession; (15) the imposition of domestic or foreign tariffs or other governmental policies impacting the global supply chain and value of the agricultural or other products of our borrowers; (16) war or terrorist activities, including ongoing conflicts in the Middle East and the Russian invasion of Ukraine, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (17) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators, and including changes in interpretation or prioritization of such laws and regulations; (18) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (19) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (20) changes in the business and economic conditions generally and in the financial services industry, and the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in prior bank failures; (21) the occurrence of fraudulent activity, breaches, or failures of our or our third party vendors' information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (22) the ability to attract and retain key executives and employees experienced in banking and financial services; (23) our ability to adapt successfully to technological changes implemented by us and other parties in the financial services industry, including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequence to us and our customers, including the development and implementation of tools incorporating artificial intelligence; (24) operational risks, including data processing system failures and fraud; (25) the costs, effects and outcomes of existing or future litigation or other legal proceedings and regulatory actions; (26) the risks of mergers or branch sales (including the sale of our Florida banking operations and the acquisition of Denver Bankshares, Inc.), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (27) the economic impacts on the Company and its customers of climate change, natural disasters and exceptional weather occurrences, such as: tornadoes, floods and blizzards; and (28) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC.
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2025	2025	2024	2024	2024
ASSETS
Cash and due from banks	$78,696	$68,545	$71,803	$72,173	$66,228
Interest earning deposits in banks	90,749	182,360	133,092	129,695	35,340
Total cash and cash equivalents	169,445	250,905	204,895	201,868	101,568
Debt securities available for sale at fair value	1,235,045	1,305,530	1,328,433	1,623,104	771,034
Held to maturity securities at amortized cost	—	—	—	—	1,053,080
Total securities	1,235,045	1,305,530	1,328,433	1,623,104	1,824,114
Loans held for sale	16,812	13,836	749	3,283	2,850
Gross loans held for investment	4,391,426	4,315,546	4,328,413	4,344,559	4,304,619
Unearned income, net	(10,238)	(11,362)	(12,786)	(15,803)	(17,387)
Loans held for investment, net of unearned income	4,381,188	4,304,184	4,315,627	4,328,756	4,287,232
Allowance for credit losses	(65,800)	(53,900)	(55,200)	(54,000)	(53,900)
Total loans held for investment, net	4,315,388	4,250,284	4,260,427	4,274,756	4,233,332
Premises and equipment, net	89,910	90,031	90,851	90,750	91,793
Goodwill	69,788	69,788	69,788	69,788	69,388
Other intangible assets, net	22,359	23,611	25,019	26,469	27,939
Foreclosed assets, net	3,414	3,419	3,337	3,583	6,053
Other assets	238,612	246,990	252,830	258,881	224,621
Total assets	$6,160,773	$6,254,394	$6,236,329	$6,552,482	$6,581,658
LIABILITIES
Noninterest bearing deposits	$910,693	$903,714	$951,423	$917,715	$882,472
Interest bearing deposits	4,477,405	4,585,428	4,526,559	4,451,012	4,529,947
Total deposits	5,388,098	5,489,142	5,477,982	5,368,727	5,412,419
Short-term borrowings	—	1,482	3,186	410,630	414,684
Long-term debt	112,320	111,398	113,376	115,051	114,839
Other liabilities	71,315	72,747	82,089	95,836	96,430
Total liabilities	5,571,733	5,674,769	5,676,633	5,990,244	6,038,372
SHAREHOLDERS' EQUITY
Common stock	21,580	21,580	21,580	21,580	16,581
Additional paid-in capital	414,485	414,258	414,987	414,965	300,831
Retained earnings	232,718	227,790	217,776	206,490	306,030
Treasury stock	(22,186)	(20,905)	(21,885)	(21,955)	(22,021)
Accumulated other comprehensive loss	(57,557)	(63,098)	(72,762)	(58,842)	(58,135)
Total shareholders' equity	589,040	579,625	559,696	562,238	543,286
Total liabilities and shareholders' equity	$6,160,773	$6,254,394	$6,236,329	$6,552,482	$6,581,658

MIDWESTONE FINANCIAL GROUP, INC.
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2025	2025	2024	2024	2024	2025	2024
Interest income
Loans, including fees	$62,276	$59,462	$62,458	$62,521	$61,643	$121,738	$119,590
Taxable investment securities	12,928	13,327	11,320	8,779	9,228	26,255	18,688
Tax-exempt investment securities	699	703	728	1,611	1,663	1,402	3,373
Other	1,517	1,247	3,761	785	242	2,764	660
Total interest income	77,420	74,739	78,267	73,696	72,776	152,159	142,311
Interest expense
Deposits	25,665	25,484	27,324	29,117	28,942	51,149	56,668
Short-term borrowings	19	25	115	5,043	5,409	44	10,384
Long-term debt	1,754	1,791	1,890	2,015	2,078	3,545	4,181
Total interest expense	27,438	27,300	29,329	36,175	36,429	54,738	71,233
Net interest income	49,982	47,439	48,938	37,521	36,347	97,421	71,078
Credit loss expense	11,889	1,687	1,291	1,535	1,267	13,576	5,956
Net interest income after credit loss expense	38,093	45,752	47,647	35,986	35,080	83,845	65,122
Noninterest income
Investment services and trust activities	3,705	3,544	3,779	3,410	3,504	7,249	7,007
Service charges and fees	2,190	2,131	2,159	2,170	2,156	4,321	4,300
Card revenue	1,934	1,744	1,833	1,935	1,907	3,678	3,850
Loan revenue	1,417	1,194	1,841	760	1,525	2,611	2,381
Bank-owned life insurance	677	1,057	719	879	668	1,734	1,328
Investment securities gains (losses), net	—	33	161	(140,182)	33	33	69
Other	326	433	345	640	11,761	759	12,369
Total noninterest income (loss)	10,249	10,136	10,837	(130,388)	21,554	20,385	31,304
Noninterest expense
Compensation and employee benefits	21,011	21,212	20,684	19,943	20,985	42,223	41,915
Occupancy expense of premises, net	2,540	2,588	2,772	2,443	2,435	5,128	5,248
Equipment	2,550	2,426	2,688	2,486	2,530	4,976	5,130
Legal and professional	2,153	2,226	2,534	2,261	2,253	4,379	4,312
Data processing	1,486	1,698	1,719	1,580	1,645	3,184	3,005
Marketing	762	552	793	619	636	1,314	1,234
Amortization of intangibles	1,252	1,408	1,449	1,470	1,593	2,660	3,230
FDIC insurance	851	917	980	923	1,051	1,768	1,993
Communications	161	159	154	159	191	320	387
Foreclosed assets, net	83	74	56	330	138	157	496
Other	2,918	3,033	3,543	3,584	2,304	5,951	4,376
Total noninterest expense	35,767	36,293	37,372	35,798	35,761	72,060	71,326
Income (loss) before income tax expense (benefit)	12,575	19,595	21,112	(130,200)	20,873	32,170	25,100
Income tax expense (benefit)	2,595	4,457	4,782	(34,493)	5,054	7,052	6,012
Net income (loss)	$9,980	$15,138	$16,330	$(95,707)	$15,819	$25,118	$19,088

Earnings (loss) per common share
Basic	$0.48	$0.73	$0.79	$(6.05)	$1.00	$1.21	$1.21
Diluted	$0.48	$0.73	$0.78	$(6.05)	$1.00	$1.20	$1.21
Weighted average basic common shares outstanding	20,816	20,797	20,776	15,829	15,763	20,807	15,743
Weighted average diluted common shares outstanding	20,843	20,849	20,851	15,829	15,781	20,846	15,775
Dividends paid per common share	$0.2425	$0.2425	$0.2425	$0.2425	$0.2425	$0.4850	$0.4850

MIDWESTONE FINANCIAL GROUP, INC.
FINANCIAL STATISTICS

	As of or for the Three Months Ended			As of or for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2025	2025	2024	2025	2024
Earnings:
Net interest income	$49,982	$47,439	$36,347	$97,421	$71,078
Noninterest income	10,249	10,136	21,554	20,385	31,304
Total revenue, net of interest expense	60,231	57,575	57,901	117,806	102,382
Credit loss expense	11,889	1,687	1,267	13,576	5,956
Noninterest expense	35,767	36,293	35,761	72,060	71,326
Income before income tax expense	12,575	19,595	20,873	32,170	25,100
Income tax expense	2,595	4,457	5,054	7,052	6,012
Net income	$9,980	$15,138	$15,819	$25,118	$19,088
Pre-tax pre-provision net revenue(1)	$24,464	$21,282	$22,140	$45,746	$31,056
Adjusted earnings(1)	10,176	15,301	8,132	25,479	12,621
Per Share Data:
Diluted earnings	$0.48	$0.73	$1.00	$1.20	$1.21
Adjusted earnings(1)	0.49	0.73	0.52	1.22	0.80
Book value	28.36	27.85	34.44	28.36	34.44
Tangible book value(1)	23.92	23.36	28.27	23.92	28.27
Ending Balance Sheet:
Total assets	$6,160,773	$6,254,394	$6,581,658	$6,160,773	$6,581,658
Loans held for investment, net of unearned income	4,381,188	4,304,184	4,287,232	4,381,188	4,287,232
Total securities	1,235,045	1,305,530	1,824,114	1,235,045	1,824,114
Total deposits	5,388,098	5,489,142	5,412,419	5,388,098	5,412,419
Short-term borrowings	—	1,482	414,684	—	414,684
Long-term debt	112,320	111,398	114,839	112,320	114,839
Total shareholders' equity	589,040	579,625	543,286	589,040	543,286
Average Balance Sheet:
Average total assets	$6,172,649	$6,168,546	$6,713,573	$6,170,609	$6,674,476
Average total loans	4,370,196	4,290,710	4,419,697	4,330,659	4,358,957
Average total deposits	5,398,916	5,398,819	5,514,924	5,398,868	5,498,020
Financial Ratios:
Return on average assets	0.65%	1.00%	0.95%	0.82%	0.58%
Return on average equity	6.81%	10.74%	11.91%	8.74%	7.23%
Return on average tangible equity(1)	8.84%	13.75%	15.74%	11.24%	9.98%
Efficiency ratio(1)	56.20%	59.38%	56.29%	57.75%	62.83%
Net interest margin, tax equivalent(1)	3.57%	3.44%	2.41%	3.51%	2.37%
Loans to deposits ratio	81.31%	78.41%	79.21%	81.31%	79.21%
CET1 Ratio	11.02%	10.97%	9.56%	11.02%	9.56%
Common equity ratio	9.56%	9.27%	8.25%	9.56%	8.25%
Tangible common equity ratio(1)	8.19%	7.89%	6.88%	8.19%	6.88%
Credit Risk Profile:
Total nonperforming loans	$37,192	$17,470	$25,128	$37,192	$25,128
Nonperforming loans ratio	0.85%	0.41%	0.59%	0.85%	0.59%
Total nonperforming assets	$40,606	$20,889	$31,181	$40,606	$31,181
Nonperforming assets ratio	0.66%	0.33%	0.47%	0.66%	0.47%
Net charge-offs	$189	$3,087	$524	$3,276	$713
Net charge-off ratio	0.02%	0.29%	0.05%	0.15%	0.03%
Allowance for credit losses	$65,800	$53,900	$53,900	$65,800	$53,900
Allowance for credit losses ratio	1.50%	1.25%	1.26%	1.50%	1.26%
Allowance for credit losses to nonaccrual ratio	179.19%	309.47%	218.26%	179.19%	218.26%

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

MIDWESTONE FINANCIAL GROUP, INC.
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$4,370,196	$63,298	5.81%	$4,290,710	$60,443	5.71%	$4,419,697	$62,581	5.69%
Taxable investment securities	1,168,048	12,928	4.44%	1,207,844	13,327	4.47%	1,520,253	9,228	2.44%
Tax-exempt investment securities (2)(4)	102,792	859	3.35%	105,563	865	3.32%	322,092	2,040	2.55%
Total securities held for investment(2)	1,270,840	13,787	4.35%	1,313,407	14,192	4.38%	1,842,345	11,268	2.46%
Other	104,628	1,517	5.82%	124,133	1,247	4.07%	20,452	242	4.76%
Total interest earning assets(2)	$5,745,664	$78,602	5.49%	$5,728,250	$75,882	5.37%	$6,282,494	$74,091	4.74%
Other assets	426,985			440,296			431,079
Total assets	$6,172,649			$6,168,546			$6,713,573
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,221,266	$2,101	0.69%	$1,240,586	$2,127	0.70%	$1,297,356	$3,145	0.97%
Money market deposits	986,029	6,057	2.46%	1,002,743	6,333	2.56%	1,072,688	7,821	2.93%
Savings deposits	843,223	3,161	1.50%	835,731	3,057	1.48%	738,773	2,673	1.46%
Time deposits	1,436,301	14,346	4.01%	1,397,595	13,967	4.05%	1,470,956	15,303	4.18%
Total interest bearing deposits	4,486,819	25,665	2.29%	4,476,655	25,484	2.31%	4,579,773	28,942	2.54%
Securities sold under agreements to repurchase	896	1	0.45%	2,705	5	0.75%	5,300	10	0.76%
Other short-term borrowings	—	18	—%	—	20	—%	442,546	5,399	4.91%
Total short-term borrowings	896	19	8.51%	2,705	25	3.75%	447,846	5,409	4.86%
Long-term debt	112,035	1,754	6.28%	113,364	1,791	6.41%	120,256	2,078	6.95%
Total borrowed funds	112,931	1,773	6.30%	116,069	1,816	6.35%	568,102	7,487	5.30%
Total interest bearing liabilities	$4,599,750	$27,438	2.39%	$4,592,724	$27,300	2.41%	$5,147,875	$36,429	2.85%
Noninterest bearing deposits	912,097			922,164			935,151
Other liabilities	73,094			82,280			96,553
Shareholders’ equity	587,708			571,378			533,994
Total liabilities and shareholders’ equity	$6,172,649			$6,168,546			$6,713,573
Net interest income(2)		$51,164			$48,582			$37,662
Net interest spread(2)			3.10%			2.96%			1.89%
Net interest margin(2)			3.57%			3.44%			2.41%

Total deposits(5)	$5,398,916	$25,665	1.91%	$5,398,819	$25,484	1.91%	$5,514,924	$28,942	2.11%
Cost of funds(6)			2.00%			2.01%			2.41%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $272 thousand, $256 thousand, and $337 thousand for the three months ended June 30, 2025, March 31, 2025, and June 30, 2024, respectively. Loan purchase discount accretion was $1.1 million, $1.2 million, and $1.3 million for the three months ended June 30, 2025, March 31, 2025, and June 30, 2024, respectively. Tax equivalent adjustments were $1.0 million, $981 thousand, and $938 thousand for the three months ended June 30, 2025, March 31, 2025, and June 30, 2024, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $160 thousand, $162 thousand, and $377 thousand for the three months ended June 30, 2025, March 31, 2025, and June 30, 2024, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

MIDWESTONE FINANCIAL GROUP, INC.
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Six Months Ended
	June 30, 2025			June 30, 2024
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$4,330,659	$123,741	5.76%	$4,358,957	$121,448	5.60%
Taxable investment securities	1,187,836	26,255	4.46%	1,538,928	18,688	2.44%
Tax-exempt investment securities (2)(4)	104,170	1,724	3.34%	325,414	4,137	2.56%
Total securities held for investment(2)	1,292,006	27,979	4.37%	1,864,342	22,825	2.46%
Other	114,327	2,764	4.88%	25,529	660	5.20%
Total interest earning assets(2)	$5,736,992	$154,484	5.43%	$6,248,828	$144,933	4.66%
Other assets	433,617			425,648
Total assets	$6,170,609			$6,674,476
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,230,873	$4,228	0.69%	$1,299,413	$6,035	0.93%
Money market deposits	994,340	12,390	2.51%	1,087,616	15,886	2.94%
Savings deposits	839,498	6,218	1.49%	716,458	4,720	1.32%
Time deposits	1,417,054	28,313	4.03%	1,458,969	30,027	4.14%
Total interest bearing deposits	4,481,765	51,149	2.30%	4,562,456	56,668	2.50%
Securities sold under agreements to repurchase	1,795	6	0.67%	5,315	21	0.79%
Other short-term borrowings	—	38	—%	426,036	10,363	4.89%
Total short-term borrowings	1,795	44	4.94%	431,351	10,384	4.84%
Long-term debt	112,696	3,545	6.34%	121,761	4,181	6.91%
Total borrowed funds	114,491	3,589	6.32%	553,112	14,565	5.30%
Total interest bearing liabilities	$4,596,256	$54,738	2.40%	$5,115,568	$71,233	2.80%
Noninterest bearing deposits	917,103			935,564
Other liabilities	77,662			92,581
Shareholders’ equity	579,588			530,763
Total liabilities and shareholders’ equity	$6,170,609			$6,674,476
Net interest income(2)		$99,746			$73,700
Net interest spread(2)			3.03%			1.86%
Net interest margin(2)			3.51%			2.37%

Total deposits(5)	$5,398,868	$51,149	1.91%	$5,498,020	$56,668	2.07%
Cost of funds(6)			2.00%			2.37%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $528 thousand and $574 thousand for the six months ended June 30, 2025 and June 30, 2024, respectively. Loan purchase discount accretion was $2.3 million and $2.4 million for the six months ended June 30, 2025 and June 30, 2024, respectively. Tax equivalent adjustments were $2.0 million and $1.9 million for the six months ended June 30, 2025 and June 30, 2024, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $0.3 million and $0.8 million for the six months ended June 30, 2025 and June 30, 2024, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), core yield on loans, efficiency ratio, adjusted earnings and adjusted earnings per share, and pre-tax pre-provision net revenue. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2025	2025	2024	2024	2024
Total shareholders’ equity	$589,040	$579,625	$559,696	$562,238	$543,286
Intangible assets, net	(92,147)	(93,399)	(94,807)	(96,257)	(97,327)
Tangible common equity	$496,893	$486,226	$464,889	$465,981	$445,959

Total assets	$6,160,773	$6,254,394	$6,236,329	$6,552,482	$6,581,658
Intangible assets, net	(92,147)	(93,399)	(94,807)	(96,257)	(97,327)
Tangible assets	$6,068,626	$6,160,995	$6,141,522	$6,456,225	$6,484,331

Book value per share	$28.36	$27.85	$26.94	$27.06	$34.44
Tangible book value per share(1)	$23.92	$23.36	$22.37	$22.43	$28.27
Shares outstanding	20,769,577	20,815,715	20,777,485	20,774,919	15,773,468

Common equity ratio	9.56%	9.27%	8.97%	8.58%	8.25%
Tangible common equity ratio(2)	8.19%	7.89%	7.57%	7.22%	6.88%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended			Six Months Ended
Return on Average Tangible Equity	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2025	2025	2024	2025	2024
Net income	$9,980	$15,138	$15,819	$25,118	$19,088
Intangible amortization, net of tax(1)	931	1,047	1,195	1,978	2,423
Tangible net income	$10,911	$16,185	$17,014	$27,096	$21,511

Average shareholders’ equity	$587,708	$571,378	$533,994	$579,588	$530,763
Average intangible assets, net	(92,733)	(94,169)	(99,309)	(93,447)	(97,302)
Average tangible equity	$494,975	$477,209	$434,685	$486,141	$433,461

Return on average equity	6.81%	10.74%	11.91%	8.74%	7.23%
Return on average tangible equity(2)	8.84%	13.75%	15.74%	11.24%	9.98%
(1) The income tax rate utilized was the blended marginal tax rate.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2025	2025	2024	2025	2024
Net interest income	$49,982	$47,439	$36,347	$97,421	$71,078
Tax equivalent adjustments:
Loans(1)	1,022	981	938	2,003	1,858
Securities(1)	160	162	377	322	764
Net interest income, tax equivalent	$51,164	$48,582	$37,662	$99,746	$73,700
Loan purchase discount accretion	(1,142)	(1,166)	(1,261)	(2,308)	(2,413)
Core net interest income	$50,022	$47,416	$36,401	$97,438	$71,287

Net interest margin	3.49%	3.36%	2.33%	3.42%	2.29%
Net interest margin, tax equivalent(2)	3.57%	3.44%	2.41%	3.51%	2.37%
Core net interest margin(3)	3.49%	3.36%	2.33%	3.42%	2.29%
Average interest earning assets	$5,745,664	$5,728,250	$6,282,494	$5,736,992	$6,248,828
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended			Six Months Ended
Loan Yield, Tax Equivalent / Core Yield on Loans	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2025	2025	2024	2025	2024
Loan interest income, including fees	$62,276	$59,462	$61,643	$121,738	$119,590
Tax equivalent adjustment(1)	1,022	981	938	2,003	1,858
Tax equivalent loan interest income	$63,298	$60,443	$62,581	$123,741	$121,448
Loan purchase discount accretion	(1,142)	(1,166)	(1,261)	(2,308)	(2,413)
Core loan interest income	$62,156	$59,277	$61,320	$121,433	$119,035

Yield on loans	5.72%	5.62%	5.61%	5.67%	5.52%
Yield on loans, tax equivalent(2)	5.81%	5.71%	5.69%	5.76%	5.60%
Core yield on loans(3)	5.70%	5.60%	5.58%	5.65%	5.49%
Average loans	$4,370,196	$4,290,710	$4,419,697	$4,330,659	$4,358,957
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended			Six Months Ended
Efficiency Ratio	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2025	2025	2024	2025	2024
Total noninterest expense	$35,767	$36,293	$35,761	$72,060	$71,326
Amortization of intangibles	(1,252)	(1,408)	(1,593)	(2,660)	(3,230)
Merger-related expenses	—	(40)	(854)	(40)	(2,168)
Noninterest expense used for efficiency ratio	$34,515	$34,845	$33,314	$69,360	$65,928

Net interest income, tax equivalent(1)	$51,164	$48,582	$37,662	$99,746	$73,700
Plus: Noninterest income	10,249	10,136	21,554	20,385	31,304
Less: Investment securities gains, net	—	33	33	33	69
Net revenues used for efficiency ratio	$61,413	$58,685	$59,183	$120,098	$104,935

Efficiency ratio (2)	56.20%	59.38%	56.29%	57.75%	62.83%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles and merger-related expenses divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

	Three Months Ended			Six Months Ended
Adjusted Earnings	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2025	2025	2024	2025	2024
Net income	$9,980	$15,138	$15,819	$25,118	$19,088
Less: Investment securities gains, net of tax(1)	—	25	24	24	51
Less: Mortgage servicing rights (loss) gain, net of tax(1)	(196)	(158)	96	(355)	(177)
Plus: Merger-related expenses, net of tax(1)	—	30	634	30	1,608
Less: Gain on branch sale, net of tax(1)	—	—	8,201	—	8,201
Adjusted earnings	$10,176	$15,301	$8,132	$25,479	$12,621

Weighted average diluted common shares outstanding	20,843	20,849	15,781	20,846	15,775

Earnings per common share - diluted	$0.48	$0.73	$1.00	$1.20	$1.21
Adjusted earnings per common share(2)	$0.49	$0.73	$0.52	$1.22	$0.80
(1) The income tax rate utilized was the blended marginal tax rate.
(2) Adjusted earnings divided by weighted average diluted common shares outstanding.

	For the Three Months Ended			Year Ended
Pre-tax Pre-provision Net Revenue	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2025	2025	2024	2025	2024
Net interest income	$49,982	$47,439	$36,347	$97,421	$71,078
Noninterest income	10,249	10,136	21,554	20,385	31,304
Noninterest expense	(35,767)	(36,293)	(35,761)	(72,060)	(71,326)
Pre-tax Pre-provision Net Revenue	$24,464	$21,282	$22,140	$45,746	$31,056

Contact:
Charles N. Reeves	Barry S. Ray
Chief Executive Officer	Chief Financial Officer
319.356.5800	319.356.5800